UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of incorporation)	file number)	identification no.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On May 9, 2019, the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”) appointed Jonathan Monson as Vice President, Global Controller and Chief Accounting Officer, effective July 1, 2019.   Mr. Monson currently serves as Vice President of Finance and Controller of the Company’s Urology and Pelvic Health business, a position he has held since April 2016.  Prior to serving in his current role, Mr. Monson was Vice President of Corporate Accounting at the Company from September 2008 through March 2016.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In February 2019, the Board voted unanimously to approve, subject to stockholder approval, and to recommend to our stockholders that they approve, an amendment and restatement of the Company’s By-Laws to implement a majority vote standard in uncontested director elections and to modify our existing director resignation policy to be consistent with the majority vote standard.  Our stockholders approved this amendment and restatement of the By-Laws, as recommended by the Board, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2019.  The By-Laws, as so amended, require each incumbent nominee who does not receive the majority vote in an uncontested election to promptly tender his or her resignation following certification of the stockholder vote.  Our Board will then decide whether to accept the resignation, based on the recommendation of the Nominating and Governance Committee, within 90 days following certification of the stockholder vote and will disclose its determination and its reasoning either in a press release or a filing with the Securities and Exchange Commission.  A plurality voting standard remains applicable to any election in which the number of director nominees is greater than the number of director positions open for election.

On May 9, 2019, the Board amended the By-Laws to adopt proxy access by-laws, which are included as a new Article X of the Amended and Restated By-Laws. The Company’s proxy access by-laws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials for its Annual Meetings (beginning with the 2020 Annual Meeting) director nominees constituting up to the greater of two individuals or 20% of the Company’s Board of Directors, provided that the stockholder and the nominee(s) satisfy specified requirements.

The Amended and Restated By-Laws became effective on May 9, 2019.  The foregoing summary of the Amended and Restated By-Laws is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)                                 The Company held the Annual Meeting on May 9, 2019 at its Corporate Headquarters located in Marlborough, Massachusetts.

(b)                                 The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)                     All ten director nominees were elected to the Board for a one-year term to hold office until the Company’s 2020 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Nelda J. Connors	1,190,572,838	14,084,250	50,011,494
Charles J. Dockendorff	1,190,153,370	14,503,718	50,011,494
Yoshiaki Fujimori	1,202,141,583	2,515,505	50,011,494

Donna A. James	1,192,155,622	12,501,466	50,011,494
Edward J. Ludwig	1,201,078,101	3,578,987	50,011,494
Stephen P. MacMillan	1,200,667,934	3,989,154	50,011,494
Michael F. Mahoney	1,172,983,785	31,673,303	50,011,494
David J. Roux	1,201,426,544	3,230,544	50,011,494
John E. Sununu	1,196,084,078	8,573,010	50,011,494
Ellen M. Zane	1,197,717,106	6,939,982	50,011,494

(2)                     The advisory vote on the compensation for the Company’s “Named Executive Officers” as disclosed in the Company’s proxy statement for the Annual Meeting was approved.

For	Against	Abstain	Broker Non-Votes
1,137,319,268	64,473,408	2,864,412	50,011,494

(3)                     The amendment and restatements of the Company’s By-Laws to provide for a majority vote standard in uncontested director elections was approved.

For	Against	Abstain	Broker Non-Votes
1,201,808,813	1,987,926	860,349	50,011,494

(4)                     The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was ratified.

For	Against	Abstain
1,221,516,525	32,622,797	529,260

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Amended and Restated By-Laws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2019	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel